Exhibit 10.15

This Amendment was prepared

by and when recorded should

be mailed to:

Erika K. Del Duca, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Space above this line for recorder’s use

ACKNOWLEDGMENT OF INDEBTEDNESS AND AMENDMENT OF MULTIPLE INDEBTEDNESS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING	COMMONWEALTH OF PENNSYLVANIA COUNTY OF
BY: WINCUP HOLDINGS, INC.

IN FAVOR OF:	TENNENBAUM CAPITAL PARTNERS, LLC, IN ITS CAPACITY AS COLLATERAL AGENT

BE IT KNOWN, that on this 19th day of May, 2006;

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified for the aforementioned County and Commonwealth, and in the presence of the undersigned competent witnesses;

PERSONALLY CAME AND APPEARED:

WINCUP HOLDINGS, INC. (TIN 86-0699193), a Delaware corporation appearing herein through the undersigned duly authorized officer pursuant to a resolution by its Board of Directors a certified extract of which is attached hereto and made a part hereof, with a mailing address of c/o Radnor Holdings Corporation, Radnor Financial Center, 150 Radnor Chester Road, Building A, Suite 300, Radnor, Pennsylvania 19087 (“Mortgagor”)

Shreveport, Louisiana

WHO DECLARED THAT:

WHEREAS, TENNENBAUM CAPITAL PARTNERS, LLC, having an address of 2951 28th Street, Suite 1000, Santa Monica, California 90405, as collateral agent (together with its successors and assigns in such capacity, the “Mortgagee”) accepts this Acknowledgment of Indebtedness and Amendment of Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this “Acknowledgment”);

WHEREAS, as security for the promises, terms, conditions, agreements and obligations imposed on the Mortgagor, and to secure the Liabilities advanced to Mortgagor under that certain Credit Agreement dated as of December 1, 2005 (the “Original Credit Agreement”) among Radnor Holdings Corporation, as borrower (the “Company”), the Mortgagor, as one of several guarantors, the other Guarantors, the Lenders and the Mortgagee and the Other Documents, the Mortgagor executed and delivered to the Mortgagee a Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 1, 2005 and recorded on December 6, 2005, as Document Number 2010732 in the office of the Clerk of Court for the Parish of Caddo, State of Louisiana (the “Existing Mortgage”), which covers the real property described in Exhibit A attached hereto; and

WHEREAS, pursuant to the terms of that certain Amendment No. 1 dated as of April 4, 2006 (as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, “Amendment No. 1”) among the Company, the Mortgagor, as one of several guarantors, the Guarantors, the Lenders and the Mortgagee, the parties have agreed to amend the Original Credit Agreement to authorize the issuance of additional loans in the amount of Twenty Three Million Five Hundred Thousand Dollars ($23,500,000) (the “Tranche C Loans”), increasing the aggregate principal amount of Indebtedness from Ninety Five Million Dollars ($95,000,000) to One Hundred Eighteen Million Five Hundred Thousand Dollars ($118,500,000) and to acknowledge that the Tranche C Loans are secured by the Existing Mortgage; and

WHEREAS, the Mortgagor and Mortgagee desire to acknowledge that the Tranche C Loans are secured by the Existing Mortgage pursuant to its original terms and covenants, including without limitation, the last grammatical paragraph commencing on Page 4 and Section 1.1, and for purpose only of clarity and understanding that certain paragraphs specifically referring to Tranche A Notes be amended to refer to the Tranche C Notes as well;

NOW, THEREFORE, for the original good and valuable consideration, the receipt and sufficiency of which again are hereby acknowledged, the parties acknowledge and agree that the Existing Mortgage secures the Tranche C Loans evidenced by the Tranche C Notes (as defined below) and that the Tranche C Loans are subject to all of the obligations and covenants set forth in the Existing Mortgage and for the purposes of clarity and understanding only the parties amend and modify the Existing Mortgage as set forth below:

Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Existing Mortgage, as amended by this Acknowledgment, or if not defined therein, in the Original Credit Agreement, as amended by Amendment No. 1. Each reference in the Existing Mortgage to “this Mortgage” shall be deemed to be a reference to the Existing Mortgage, as amended by this Acknowledgment.

Shreveport, Louisiana

Section 2. Modification. The Existing Mortgage is hereby amended as follows:

(a) The second WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Lenders (as defined in the Credit Agreement (as defined below)) have extended, at the request of Radnor Holdings Corporation (the “Company”), ninety two million six hundred thousand dollars ($92,600,000) aggregate principal amount of Tranche A Loans (the “Tranche A Loans”), two million four hundred thousand dollars ($2,400,000) aggregate principal amount of Tranche B Loans (the “Tranche B Loans”) and twenty three million five hundred thousand dollars ($23,500,000) aggregate principal amount of Tranche C Loans (the “Tranche C Loans”) (the Tranche A Loans, Tranche B Loans and Tranche C Loans are collectively referred herein as, the “Loans”); the total aggregate principal amount of the Loans not exceeding one hundred eighteen million five hundred thousand dollars ($118,500,000) and which Loans are evidenced by the Tranche A Notes executed by the Company (the “Tranche A Notes”), the Tranche B Notes executed by the Company (the “Tranche B Notes”) and the Tranche C Notes executed by the Company (the “Tranche C Notes”) pursuant to the Credit Agreement, dated December 1, 2005, between the Company, the Company’s subsidiaries that provide guarantees under the Credit Agreement (the “Guarantors”), the Lenders and Tennenbaum Capital Partners, LLC, as agent and collateral agent, as amended by Amendment No. 1, dated as of April 4, 2006 (as amended, the “Credit Agreement”);”;

(b) The third WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Company, the Guarantors, and Mortgagee, as collateral agent, have entered into that certain Tranche A Security Agreement dated as of December 1, 2005 pursuant to which the Company and the Guarantors have granted a security interest in, and undertaken obligations with respect to, certain collateral and other property described therein, as amended by that certain Amendment No. 1 To Tranche A Security Agreement dated as of April 4, 2006 (as amended, the “Tranche A Security Agreement”);”;

(c) The fifth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, pursuant to the Credit Agreement, the Guarantors have unconditionally guaranteed the repayment of the indebtedness evidenced and represented by the Tranche A Notes and the Tranche C Notes (the

Shreveport, Louisiana

“Indebtedness”), as well as the payment, performance, observance and discharge by the Company of all obligations, covenants, conditions and agreements made by the Company to, with, in favor of and for the benefit of Mortgagee or any of the Tranche A Lenders and the Tranche C Lenders (as those terms are defined in the Credit Agreement) under the Credit Agreement and the Other Documents (as defined below);”;

(d) The sixth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, Mortgagee, the Tranche A Lenders and the Tranche C Lenders, as a condition precedent to the transactions contemplated by the Credit Agreement, have required that Mortgagor execute and deliver this Mortgage in favor of Mortgagee; and”;

(e) The first paragraph of the Granting Clauses is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“NOW, THEREFORE, to secure to Mortgagee (i) the payment or performance and discharge of all sums due under this Mortgage; (ii) the payment or performance and discharge of all terms, conditions and covenants, including the Secured Obligations, set forth in the Credit Agreement and the Other Documents, other than the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans and the performance of the Guarantors with respect thereto; and (iii) the payment or performance and discharge of all other obligations or indebtedness of Mortgagor, the Company or the other Guarantors to Mortgagee, Tranche A Lenders or Tranche C Lenders of whatever kind or character and whenever borrowed or incurred under the Credit Agreement or the Other Documents, including without limitation, principal, prepayment premium, if any, and interest (as the same may vary in accordance with the terms of the Credit Agreement) on the Tranche A Loans and the Tranche C Loans (but excluding the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans), fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii) and (iii) collectively, the “Liabilities”), Mortgagor has warranted, mortgaged, granted, conveyed, assigned, remised and released and by these presents DOES HEREBY WARRANT, MORTGAGE, GRANT, CONVEY, ASSIGN, REMISE

AND RELEASE TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS FOREVER, AND HEREBY GRANTS A CONTINUING SECURITY INTEREST TO MORTGAGEE IN all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”):”;

Shreveport, Louisiana

(f) The references in the fourth grammatical paragraph on page 4 of the Existing Mortgage (i.e., the paragraph beginning with the words “The present principal amount of the Liabilities”) to “$92,600,000” are hereby deleted and “$116,100,000” is substituted therefor;

(g) Section 1.1 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Future Advances. This Mortgage has been executed by Mortgagor, pursuant to Article 3298 of the Louisiana Civil Code for the purpose of securing the obligations of Mortgagor, the Company or the other Guarantors that may be existing and/or that may arise in the future as provided herein, with the preference and priorities provided under applicable Louisiana laws. This Mortgage shall secure any additional loans as well as any and all present or future advances and re-advances under the Credit Agreement or any other Liabilities made by Mortgagee, any Tranche A Lender or any Tranche C Lender to or for the benefit of Mortgagor, the Company, the other Guarantors or the Property, including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Credit Agreement, the Other Documents or this Mortgage; (b) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any Improvements; (c) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Property or the lien of this Mortgage; and (d) all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in connection with the Liabilities.”;

(h) Section 1.2 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Protection of Property. Mortgagor agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Mortgagor fails to perform or observe any covenant or obligation under this Mortgage including, without limitation, payment of any of the foregoing, Mortgagee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Mortgagee shall be added to the amount secured by this Mortgage (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at

Shreveport, Louisiana

the rate borne by the Tranche A Loans or the Tranche C Loans, as applicable, such interest to be calculated from the date of such advance to the date of repayment thereof.”;

(i) Section 8.3 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Seizure and Sale of Property. In the event that Mortgagee elects to commence appropriate Louisiana foreclosure proceedings under this Mortgage, Mortgagee may cause the Property, or any part or parts thereof, to be immediately seized and sold whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Mortgagor, all of which are expressly waived. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Tranche A Loans or the Tranche C Loans, as applicable. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.”;

(j) Section 8.9 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Specific Performance. Mortgagee may, in addition to the foregoing remedies, or in lieu thereof, in Mortgagee’s sole discretion, commence an appropriate action against Mortgagor seeking specific performance of any covenant contained herein, or in aid of the execution or enforcement of any power herein granted. Mortgagee may institute any one or more actions of mortgage

Shreveport, Louisiana

foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Tranche A Loans or the Tranche C Loans, as applicable. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.”;

it being the intent of this Acknowledgment that the obligations of the Mortgagor under the Credit Agreement shall be entitled to the benefits and collateral security under the Existing Mortgage as fully as if such obligations had been incurred under the Original Credit Agreement as originally in effect.

Section 3. Confirmation and Restatement. The Mortgagor, in order to continue to secure the payment of the Liabilities, hereby confirms and restates (a) the grant of a mortgage pursuant to the Existing Mortgage to the Mortgagee with respect to the Property and (b) the grant pursuant to the Existing Mortgage of a security interest in the Service Equipment. Nothing contained in this Acknowledgment shall be construed as (a) a novation of the Existing Mortgage or the Liabilities or (b) a release or waiver of all or any portion of the grant of a mortgage to the Mortgagee with respect to the Property or the grant to the Mortgagee of a security interest in the Service Equipment pursuant to the Existing Mortgage.

Section 4. Representations and Warranties. The Mortgagor hereby represents and warrants that the representations and warranties made by it in the Existing Mortgage are true and complete in all material respects on and as of the date hereof as if made on and as of the date hereof.

Shreveport, Louisiana

Section 5. Covenants. The Mortgagor hereby covenants and agrees to perform each and every duty and obligation of the Mortgagor contained in the Existing Mortgage as amended by this Acknowledgment.

Section 6. Effectiveness. This Acknowledgment is pursuant to Louisiana Civil Code Article 3298 (B) and shall be retroactive to the date of the execution of the Existing Mortgage, and as to third parties from the time that the Existing Mortgage was filed for registry in the records of the Clerk of Court of the Parish of Caddo, State of Louisiana. It is specifically understood and agreed by the parties that the amendment of the provisions set forth above is not substantive in that it should not be construed as changing the original effective date of the Existing Mortgage, as amended herein. Except as herein provided, the Existing Mortgage shall remain unchanged and in full force and effect.

Section 7. Counterparts. This Acknowledgment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

THUS DONE AND PASSED, on the day, month and year first written above in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading the whole.

WITNESSES:	MORTGAGOR:
WINCUP HOLDINGS, INC., a Delaware corporation

/s/ Caroline J. Williamson	By:	/s/ Michael T. Kennedy
Name: Caroline J. Williamson	Name:	Michael T. Kennedy
	Title:	President
/s/ Barbara A. Smith
Name: Barbara A. Smith

/s/ Susan E. Dear
Notary Public

Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

Shreveport, Louisiana

AGREED TO AND ACCEPTED:

TENNENBAUM CAPITAL PARTNERS, LLC, as collateral agent for the Lenders

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Partner

/s/ Leng Ky Vuong
Notary Public

Leng Ky Vuong
Comm. # 1427303
Notary Public – California
Los Angeles County
Comm. Exp. June 29, 2007

Shreveport, Louisiana

Exhibit A

Legal Description

That certain real property located in the City of Shreveport, Caddo Parish, State of Louisiana, having a street address of 7501 East Trammel Drive, Shreveport, Louisiana 71108, more particularly described as follows:

A TRACT OF LAND in Sections 26 and 27, township 17 North, Range 14 West, and being part of 163.477 acre tract acquired by the Southwestern Town Lot Corporation, Caddo Parish, Louisiana, and being more particularly described as follows:

Commencing at a found nail in the intersection of the centerline of Valley View Drive and the centerline of Trammel Drive as shown on the plat of South Industrial Park Second Filing as recorded in Conveyance Book 1200, page 231, records of Caddo Parish, Louisiana, thence run South 14° 17’ 39” West with the centerline of Trammel Drive a distance of 40 feet to a point; thence run South 75° 10’ East a distance of 30 feet to a point on the East right of way line of Trammel Drive and the South right of way line of Valley View Drive for the True Point of Beginning; thence run South 75° 10’ East with the South right of way line of Valley View Drive a distance of 328.77 feet to a set iron rod marking the point of curve of a curve to the right; thence continue with said right of way line and said curve having a radius of 533.68 feet, a central angle of 67° 50’ 42” an arc length of 631.94 feet to a set iron rod being the intersection of the West right of way line of Valley View Drive with the centerline of an existing Railroad Spur projected Eastward; thence run North 75° 06’ 36” West with said Railroad Spur a distance of 819.93 feet to a point in the East right of way line of Trammel Drive; thence run North 14° 17’ 39” East with said right of way line a distance of 331.63 feet to the Point of Beginning.

Shreveport, Louisiana